SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549

                              FORM 8-K

                           CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934
                        ___________________



   Date of Report (Date of earliest event reported) April 26, 2001
               		     BICO, INC.
        (Exact name of registrant as specified in its charter)


 Pennsylvania                     0-10822                   25-1229323
(State of other jurisdiction (Commission File Number)      (IRS Employer
 of incorporation)                                        Identification No.)


2275 Swallow Hill Road, Bldg. 2500, Pittsburgh,  Pennsylvania 15220
(Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code (412) 429-0673


  _________________________________________________________
(Former name or former address, if changes since last report.)




Item 1.	Change in Control of Registrant.
	Not applicable.

Item 2.	Acquisition or Disposition of Assets.
	Not applicable.

Item 3.	Bankruptcy or Receivership.
	Not applicable.

Item 4.	Changes in Registrant's Certifying Accountant
	Not applicable.

Item 5.	Other Events.
        Petrol Rem, Inc., a subsidiary of BICO, Inc., announced today consolidated revenue fo $520,178 for the first quarter of 2001.

Item 6.	Resignation of Registrant's Directors.
	Not Applicable

Item 7.	Financial Statement, Pro Forma Financial Information and Exhibits.

	(a) 	Financial Statements and Businesses Acquired - Not Applicable.
	(b)	Pro Forma Financial Information - Not Applicable.
	(c) 	Exhibits - Press Release.

SIGNATURES

	Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

	                                BICO, INC.

	                                by /s/ Fred E. Cooper
	                                       Fred E. Cooper, CEO
DATED:  April 26, 2001



   BICO SUBSIDIARY PETROL REM ANNOUNCES FIRST QUARTER 2001 REVENUE

        Pittsburgh, PA April 26, 2001 -- Petrol Rem Inc., a subsidiary of Pittsburgh-based BICO, Inc. (OTCBB:BIKO), today announced consolidated revenue of $520,178 for the first quarter of 2001, a dramatic increase from the $8,484 generated in the same period one year ago. Revenue for the period increased from the $342,008 reported for the fourth quarter of 2000.

        "The increase in the current quarter revenue is due largely to Petrol Rem's October 2000 acquisition of subsidiary INTCO, Inc., an oil-spill cleanup company, which continues to generate substantial revenue. Combined with increased sales to new clients such as PT Caltex Pacific Indonesia and Pertamina and existing clients like Santa Fe International, second quarter revenue is expected to increase further," stated Pascal Nardelli, president and CEO of Petrol Rem.

        INTCO, a 20-year-old petroleum treatment and oil spill remediation company, is located in the United States Gulf Coast region where 18% of all oil spills in the U.S. occur.

 	Caltex, a joint venture between Chevron Corporation and Texaco, Inc., has been involved in oil exploration and production since it was formed in 1936 and produces nearly half of Indonesia's total output -- more than 700,000 barrels of oil per day. Pertamina, established by the Indonesian government in 1957, manages all oil and gas operations in Indonesia.
 Santa Fe International Corporation was formed in 1946 and is recognized as a leading international offshore and land contract driller.

        Petrol Rem produces a series of oil spill absorption and bioremediation products. The base product, PRP, is sprayed as a loose powder on open water spills and bonds immediately with the oil preventing the pollution from sinking or further contaminating wildlife and vegetation. PRP is also contained in the company's BioBoom and BioSok products. BioSok is used in boat bilges while BioBoom is used to solve a variety of hydrocarbon spill problems. All products absorb and biodegrade the hydrocarbon containment, then biodegrade themselves.

        BICO, Inc. has its corporate offices in Pittsburgh and is involved in the development and manufacture of biomedical devices and environmental solutions. Subsidiary, Petrol Rem, Inc., with corporate headquarters and manufacturing facilities also in Pittsburgh, is focused on environmental solutions.


FOR FURTHER INFORMATION, CONTACT:
Investors	                Media
Diane McQuaide	                Susan Taylor
1.412.429.0673 phone	        1.412.429.0673 phone
1.412.279.9690 fax	        1.412.279.5041 fax

INVESTOR RELATIONS NEWSLINE NUMBER: 1.800.357.6204
www.bico.com   www.petrolrem.com